Exhibit 99.1

Pacific Blue Energy Corp. Acquires Land for Second Solar Farm Project

PHOENIX, July 21 /PRNewswire-FirstCall/ - Pacific Blue Energy Corp. (OTCBB:PBEC.ob - News), a development stage renewable energy company, is pleased to announce that it has entered into an agreement for the acquisition of 100 acres in Gila Bend, Arizona, subject to closing conditions. As part of its plan to develop this new 150 megawatt solar farm, the Company is also in negotiations to purchase an additional 707 acres adjacent to the 100 acre parcel. This follows on its May announcement of a 20 megawatt Sunshine Solar Farm solar electric project currently in development with Siliken Renewable Energy on 154.3 acres it owns near Flagstaff Arizona.

"Part of our business plan is to continue to identify and purchase land that can be developed for solar farms," said Joel Franklin, the Chief Executive Officer of Pacific Blue Energy Corp. "Much like our first purchase near Flagstaff, the property in Gila Bend offers key features that will make it perfect for solar electrical power generation, and we anticipate being able to complete this transaction in short order."

The advantages of this particular area of Arizona for the generation of renewable solar generated electricity are now becoming more widely known. Last month, the Obama Administration awarded a $1.45 billion loan guarantee to the Solana Generating Station solar-power plant in Gila Bend. This solar project would be located a few miles from the Sunshine Solar Farm property which is also favored with ample annual sunlight and is close to an electrical substation and 69 KB transmission line.

Both PBEC properties also benefit from the support of local government for the development of renewable energy in the area. To that end, the Gila Bend town council have adopted an "overlay" zoning ordinance for solar projects, with the goal of encouraging new developments.

"Gila Bend has its eye on being the solar capital of the world," said Gila Bend Town Manager Rick Buss. "PBEC is one of several key projects in Gila Bend that will help us achieve our goal."

About Pacific Blue Energy Corp.

Pacific Blue Energy Corp. (PBEC) is a publicly traded solar energy company that seeks to build and manage large renewable energy projects. PBEC's goal is to maximize shareholder value through select property acquisition, timely renewable energy facility construction and informed management of those projects. Headquartered in Arizona, one of the prime solar energy markets in the United States, PBEC is positioned to take advantage of technological advances that will drive the coming surge in the U.S. solar generated electricity market.

More information is available at http://www.pacificblueenergycorp.com/

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